Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR THIRD QUARTER 2017

●	Reported a Q3 2017 net loss of $(6) million, a $38 million improvement over Q2 2017

●	Servicing segment recorded a pre-tax profit for fifth consecutive quarter

●	Generated $120 million of Cash Flows from Operating Activities during Q3 2017

●	Continued focus on helping homeowners, including those recently impacted by hurricanes

West Palm Beach, FL – (November 2, 2017) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today announced operating results for the third quarter of 2017. Ocwen incurred a GAAP net loss of $(6.1) million, or $(0.05) per share, for the three months ended September 30, 2017 compared to net income of $9.5 million for the three months ended September 30, 2016. Ocwen generated revenue of $284.6 million, down 20.8% compared to the third quarter of the prior year, primarily driven by the impact of portfolio run-off and lower HAMP fees due to the expiration of the program. Cash Flows from Operating Activities were $120.5 million for the third quarter and $401.2 million for the nine months ended September 30, 2017, compared to $178.3 million for the third quarter of last year and $350.4 million for the first nine months of last year.

“We continued to make progress during the third quarter on a number of fronts. We transferred the first tranche of mortgage servicing rights under our July agreements with New Residential Investment Corp., and we made progress settling some of our regulatory matters,” commented Ron Faris, President and CEO of Ocwen. Mr. Faris continued, “Our servicing business continues to perform well despite portfolio runoff and achieved its fifth consecutive quarterly pre-tax profit. We continue to focus on helping homeowners in need, including those recently impacted by the hurricanes through a variety of targeted programs. I would also note that our own offices, especially those in the United States Virgin Islands, sustained substantial damage, but we have been able to maintain operations with only minimal interruption.”

Third Quarter 2017 Results

Pre-tax loss for the third quarter of 2017 was $(26.6) million, a $(28.9) million decline from the third quarter of 2016. Net loss for the third quarter results for 2017 included a one-time tax benefit of $23.2 million related to the release of certain previously established reserves relating to uncertain tax positions.

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The Servicing segment recorded $5.7 million of pre-tax income, a $(29.8) million decline versus the third quarter of 2016, driven by $(25.8) million lower HAMP fees. Revenue loss from runoff was offset by operational and financing cost improvements across multiple areas. On September 1, 2017, we transferred legal title for MSRs with $15.9 billion in UPB to NRZ and received a lump sum payment of $54.6 million. Conceptually, these upfront payments are a proxy for the net present value of the difference between higher future fees for servicing the mortgage loans under the relevant 2012 and 2013 agreements and the lower fees for servicing the mortgage loans under the new subservicing arrangements.

The Lending segment recorded $(7.6) million of pre-tax loss for the third quarter of 2017, an $(8.9) million decline versus the third quarter of 2016. Pre-tax results for the quarter included a $(6.8) million write-off of the carrying value of internally-developed software used in our forward lending wholesale channel. Total mortgage lending volume declined by 46% over the third quarter of 2016, driven by our decision to exit the forward lending correspondent channel in the second quarter of 2017 and a 55% reduction in the forward lending wholesale channel over the third quarter of 2016. The correspondent and wholesale volume declines were partially offset by a 102% increase in funded volumes at our higher margin forward lending retail channel and 7% overall growth in reverse lending versus the third quarter of 2016.

Additional Third Quarter 2017 Business Highlights

●	Completed 6,544 modifications in the quarter, 9% of which were HAMP modifications. Note that the HAMP program ended on December 31, 2016 but modifications in process at that time continue to close.
●	Delinquencies decreased from 11.2% at December 31, 2016 to 9.4% at September 30, 2017, primarily driven by loss mitigation efforts.
●	The constant pre-payment rate (CPR) decreased from 15.0% in the second quarter of 2017 to 14.7% in the third quarter of 2017. In the third quarter of 2017, prime CPR was 18.0%, and non-prime CPR was 12.7%.
●	In the third quarter of 2017, Ocwen originated forward and reverse mortgage loans with unpaid principal balance of $541.2 million and $227.8 million, respectively.
●	Our reverse mortgage portfolio ended the quarter with an estimated $98.7 million in undiscounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Thursday, November 2, 2017, at 8:30 a.m., Eastern Time, to discuss its financial results for the third quarter of 2017. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies, increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to contain and reduce our operating costs; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our July 2017 agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these new arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its amended annual report on Form 10-K/A for the year ended December 31, 2016 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

Residential Servicing Statistics (Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Total unpaid principal balance of loans and REO serviced	$187,468,318	$194,798,424	$202,369,014	$209,092,130	$216,892,002

Non-performing loans and REO serviced as a % of total UPB (1)	9.4%	9.6%	10.7%	11.2%	11.4%

Prepayment speed (average CPR)(2) (3)	14.7%	15.0%	14.0%	15. 1%	15.0%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended September 30, 2017 includes 18.0% for prime loans and 12.7% for non-prime loans.

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Segment Results (Unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Servicing
Revenue	$246,545	$319,080	$802,347	$951,727
Expenses	218,565	202,156	637,406	734,326
Other expense, net	(22,299)	(81,475)	(146,911)	(259,815)
Income (loss) before income taxes	5,681	35,449	18,030	(42,414)
Lending
Revenue	31,935	30,696	95,457	89,255
Expenses	38,412	30,013	100,628	85,471
Other income (expense), net	(1,092)	628	(1,901)	1,958
Income (loss) before income taxes	(7,569)	1,311	(7,072)	5,742
Corporate Items and Other
Revenue	6,162	9,672	20,002	22,277
Expenses	16,502	39,509	92,308	165,556
Other expense, net	(14,325)	(4,559)	(37,311)	(16,208)
Loss before income taxes	(24,665)	(34,396)	(109,617)	(159,487)
Consolidated income (loss) before income taxes	$(26,553)	$2,364	$(98,659)	$(196,159)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Servicing and subservicing fees	$233,220	$302,235	$761,523	$906,993
Gain on loans held for sale, net	25,777	25,645	76,976	69,074
Other	25,645	31,568	79,307	87,192
Total revenue	284,642	359,448	917,806	1,063,259

Expenses
Compensation and benefits	90,538	92,942	272,750	287,613
Servicing and origination	72,524	63,551	204,947	249,230
Professional services	38,417	65,489	145,651	257,795
Technology and communications	27,929	25,941	79,530	85,519
Occupancy and equipment	15,340	16,760	49,569	62,213
Amortization of mortgage servicing rights	13,148	(2,558)	38,560	18,595
Other	15,583	9,553	39,335	24,388
Total expenses	273,479	271,678	830,342	985,353

Other income (expense)
Interest income	4,099	5,158	12,101	14,488
Interest expense	(47,281)	(110,961)	(212,471)	(308,083)
Gain on sale of mortgage servicing rights, net	6,543	5,661	7,863	7,689
Other, net	(1,077)	14,736	6,384	11,841
Total other expense, net	(37,716)	(85,406)	(186,123)	(274,065)

Income (loss) before income taxes	(26,553)	2,364	(98,659)	(196,159)
Income tax benefit	(20,418)	(7,110)	(15,465)	(7,214)
Net income (loss)	(6,135)	9,474	(83,194)	(188,945)
Net income attributable to non-controlling interests	(117)	(83)	(289)	(373)
Net income (loss) attributable to Ocwen stockholders	$(6,252)	$9,391	$(83,483)	$(189,318)

Income (loss) per share attributable to Ocwen stockholders
Basic	$(0.05)	$0.08	$(0.66)	$(1.53)
Diluted	$(0.05)	$0.08	$(0.66)	$(1.53)

Weighted average common shares outstanding
Basic	128,744,152	123,986,987	125,797,777	123,991,343
Diluted	128,744,152	124,134,507	125,797,777	123,991,343

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	September 30, 2017	December 31,2016
Assets
Cash	$299,888	$256,549
Mortgage servicing rights ($598,147 and $679,256 carried at fair value)	944,308	1,042,978
Advances, net	197,953	257,882
Match funded assets (related to variable interest entities (VIEs))	1,243,899	1,451,964
Loans held for sale ($200,438 and $284,632 carried at fair value)	223,662	314,006
Loans held for investment, at fair value	4,459,760	3,565,716
Receivables, net	231,514	265,720
Premises and equipment, net	42,720	62,744
Other assets ($19,067 and $20,007 carried at fair value)(amounts related to VIEs of $26,647 and $43,331)	453,901	438,104
Total assets	$8,097,605	$7,655,663

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$4,358,277	$3,433,781
Other financing liabilities ($447,843 and $477,707 carried at fair value)	536,981	579,031
Match funded liabilities (related to VIEs)	1,028,016	1,280,997
Other secured borrowings, net	544,589	678,543
Senior notes, net	347,201	346,789
Other liabilities ($71 and $1,550 carried at fair value)	693,119	681,239
Total liabilities	7,508,183	7,000,380

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 130,859,058 and 123,988,160 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,309	1,240
Additional paid-in capital	544,392	527,001
Retained earnings	42,400	126,167
Accumulated other comprehensive loss, net of income taxes	(1,293)	(1,450)
Total Ocwen stockholders’ equity	586,808	652,958
Non-controlling interest in subsidiaries	2,614	2,325
Total equity	589,422	655,283
Total liabilities and equity	$8,097,605	$7,655,663

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(83,194)	$(188,945)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	38,560	18,595
Loss on valuation of mortgage servicing rights, at fair value	78,437	63,609
Impairment charge (reversal) on mortgage servicing rights	(1,551)	37,164
Gain on sale of mortgage servicing rights, net	(7,863)	(7,689)
Realized and unrealized losses on derivative financial instruments	364	2,213
Provision for bad debts	57,274	61,191
Depreciation	20,430	18,277
Loss on write off of fixed assets	6,834	—
Amortization of debt issuance costs	1,979	10,475
Equity-based compensation expense	4,489	4,000
Gain on valuation of financing liability	(27,024)	—
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(18,637)	(22,329)
Gain on loans held for sale, net	(39,542)	(52,206)
Origination and purchase of loans held for sale	(3,074,725)	(4,575,264)
Proceeds from sale and collections of loans held for sale	3,067,522	4,493,887
Changes in assets and liabilities:
Decrease in advances and match funded assets	285,066	343,129
Decrease in receivables and other assets, net	156,008	122,305
(Decrease) increase in other liabilities	(66,321)	4,749
Other, net	3,102	17,263
Net cash provided by operating activities	401,208	350,424

Cash flows from investing activities
Origination of loans held for investment	(961,642)	(1,185,565)
Principal payments received on loans held for investment	311,560	528,263
Purchase of mortgage servicing rights	(1,658)	(15,969)
Proceeds from sale of mortgage servicing rights	2,263	45,254
Proceeds from sale of advances	6,119	74,982
Issuance of automotive dealer financing notes	(129,471)	—
Collections of automotive dealer financing notes	119,389	—
Additions to premises and equipment	(7,365)	(28,649)
Other	1,480	9,483
Net cash used in investing activities	(659,325)	(572,201)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from financing activities
Repayment of match funded liabilities, net	(252,981)	(218,517)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	5,810,591	6,632,059
Repayments of mortgage loan warehouse facilities and other secured borrowings	(6,016,169)	(6,834,720)
Payment of debt issuance costs	(841)	(2,242)
Proceeds from sale of mortgage servicing rights accounted for as a financing	54,601	—
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	981,730	820,438
Repayment of HMBS-related borrowings	(287,908)	(161,995)
Issuance of common stock	13,913	—
Repurchase of common stock	—	(5,890)
Other	(1,480)	(1,094)
Net cash provided by financing activities	301,456	228,039

Net increase in cash	43,339	6,262
Cash at beginning of year	256,549	257,272
Cash at end of period	$299,888	$263,534

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